Exhibit 16.1
[Letterhead of Farber Hass Hurley LLP]
August 11, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
     We have read the statements made by Longfoot Communications Corp. in Item 4.01 to its Current Report on Form 8-K, which we understand will be filed with the Commission on or about August 11, 2008. We agree with the statements contained in such Item 4.01 in respect of our firm. As to all other items, we have no knowledge.
Sincerely,
/s/ Farber Hass Hurley LLP